CONSOLIDATED STATEMENTS OF OPERATIONS
James River Corporation of Virginia and Subsidiaries
For the quarters (13 weeks) ended
December 26, 1993 and December 27, 1992
(in thousands, except per share amounts)

                                               Fourth Quarter
                                               1993           1992

Net sales                                $1,154,929     $1,141,678
Cost of goods sold (c)                      968,276      1,012,955
Selling and administrative expenses         167,955        173,526
Restructuring charge (d)                                   111,720
  Income (loss) from operations              18,698       (156,523)

Interest expense                             33,332         36,592
Other income, net                             6,629          7,219
  Loss before income taxes and
    extraordinary item                       (8,005)      (185,896)

Income tax benefit                           (2,868)       (64,498)
  Net loss before extraordinary item         (5,137)      (121,398)

Extraordinary loss on early
  extinguishment of debt, net of
  income tax benefit of $19,227 (e)                        (31,423)

    Net loss                             $   (5,137)    $ (152,821)

Preferred dividend requirements              (8,204)        (8,048)

    Net loss applicable to common
      shares                             $  (13,341)    $ (160,869)

Net loss per common share and
  common share equivalent:
  Before extraordinary item                   $(.16)        $(1.59)
  Extraordinary loss on early
    extinguishment of debt, net
    of income tax benefit (e)                                 (.38)

    Net loss per share                        $(.16)        $(1.97)


Weighted average number of common
  shares and common share
  equivalents -- fully diluted               81,914         81,728

CONSOLIDATED STATEMENTS OF OPERATIONS
James River Corporation of Virginia and Subsidiaries
For the years (52 weeks) ended
December 26, 1993 and December 27, 1992
(in thousands, except per share amounts)

                                                      Year
                                               1993           1992
Net sales                                $4,650,195     $4,728,179
Cost of goods sold (c)                    3,858,586      3,976,714
Selling and administrative expenses         677,586        702,145
Restructuring charge (d)                                   111,720
  Income (loss) from operations             114,023        (62,400)
Interest expense                            137,594        149,087
Other income, net (a)                        42,133         24,691
  Income (loss) before income taxes,
    extraordinary item, and the
    cumulative effect of changes in
    accounting principles                    18,562       (186,796)
Income tax expense (benefit):
  Tax on current income                       7,927        (64,721)
  Effect of tax rate change (b)              10,981
   Total income tax expense (benefit)        18,908        (64,721)
Net loss before extraordinary item
  and the cumulative effect of
  changes in accounting principles             (346)      (122,075)
Extraordinary loss on early
  extinguishment of debt, net of
  income tax benefit of $19,227 (e)                        (31,423)
Cumulative effect of changes in
  accounting principles:
  Change in accounting for income
    taxes (f)                                               35,923
  Change in accounting for
    postretirement benefits other
    than pensions, net of income
    tax benefit of $189,534 (g)                           (309,765)
    Net loss                             $     (346)    $ (427,340)
Preferred dividend requirements             (32,822)       (26,494)
  Net loss applicable to common shares   $  (33,168)    $ (453,834)

Net income (loss) per common share
  and common share equivalent:
  Before extraordinary item and the
    cumulative effect of changes in
    accounting principles                     $(.40)        $(1.82)
  Extraordinary loss on early
    extinguishment of debt, net of
    income tax benefit (e)                                    (.38)
  Cumulative effect of change in
    accounting for income taxes (f)                            .44
  Cumulative effect of change in
    accounting for postretirement
    benefits other than pensions,
    net of income tax benefit (g)                            (3.79)
    Net loss per share                        $(.40)        $(5.55)

Weighted average number of common
  shares and common share equivalents
  -- fully diluted                           81,915         81,756

(a) Other income for 1993 includes $14.3 million of interest income on refunds resulting from the favorable settlement of certain prior years' income tax returns, partially offset by a $2.1 million charge for the write-off of preferred stock received in a prior divestiture (on a combined basis, $7.4 million after taxes, or $.09 per share).

(b) On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 (the "Budget Reconciliation Act") was enacted. The Budget Reconciliation Act provided for an increase in the corporate income tax rate from 34% to 35%, retroactive to January 1, 1993. Total income tax expense for the year ended December 26, 1993 includes a charge of approximately $11.0 million, or $.13 per share, to increase the deferred tax liability as of the beginning of the year for the effect of this 1% increase in tax rates.

(c) During the first quarter of 1992, James River accrued approximately $13 million of pretax charges ($8.7 million net of tax benefits, or $.11 per share) for the refinement of estimates of final restructuring costs and environmental and litigation costs. During the fourth quarter of 1992, the Company accrued approximately $18 million of pretax charges ($11 million net of tax benefits, or $.14 per share) including accruals for landfill closure costs and certain environmental liabilities associated with divested operations.

(d) During the fourth quarter of 1992, the Company recorded a pretax charge of $111.7 million ($71.4 million net of tax benefits, or $.87 per share) to cover costs associated with a productivity enhancement program. This program includes the disposal and consolidation of certain operations within each of the Company's three businesses, organizational streamlining, and other cost reduction programs.

(e) During the fourth quarter of 1992, James River incurred an extraordinary loss of $50.6 million ($31.4 million net of tax benefits, or $.38 per share) on the early retirement of $566.8 million principal amount of notes and debentures.

(f) During the first quarter of 1992, James River adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the adoption of the liability method of accounting for income taxes. In connection with the adoption of SFAS 109, the Company recorded a credit of $35.9 million, or $.44 per share.

(g) During the fourth quarter of 1992, James River adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"), retroactive to the first day of 1992. SFAS 106 requires the accrual of the cost of providing postretirement benefits during the years that employees render service. The Company elected immediate recognition of the full amount of the transition liability by recording a one-time, non-cash charge of $499.3 million ($309.8 million net of tax benefits, or $3.79 per share).

SEGMENT INFORMATION
James River Corporation of Virginia and Subsidiaries
(in thousands)
                                    First       Second       Third       Fourth       Year-
                                  Quarter      Quarter     Quarter      Quarter     To-Date

1993 Net sales:
  Consumer products            $  558,805   $  615,932  $  603,038   $  580,361  $2,358,136
  Food and consumer packaging     387,395      389,340     397,546      394,173   1,568,454
  Communications papers           215,912      237,718     225,323      222,373     901,326
  Intersegment elimination        (48,487)     (44,856)    (42,400)     (41,978)   (177,721)

                               $1,113,625   $1,198,134  $1,183,507   $1,154,929  $4,650,195

1992 Net sales: (a)
  Consumer products            $  550,352   $  646,938  $  621,132   $  585,942  $2,404,364
  Food and consumer packaging     394,614      401,149     392,401      376,890   1,565,054
  Communications papers           229,127      232,204     239,835      216,808     917,974
  Intersegment elimination        (37,740)     (43,666)    (39,845)     (37,962)   (159,213)

                               $1,136,353   $1,236,625  $1,213,523   $1,141,678  $4,728,179


1993 Operating profit (loss):
  Consumer products               $23,190      $33,885     $33,572      $20,639    $111,286
  Food and consumer packaging      23,309       29,676      22,335       28,507     103,827
  Communications papers           (20,281)     (12,297)     (6,389)     (19,433)    (58,400)
  General corporate expenses       (8,564)      (9,076)    (14,035)     (11,015)    (42,690)

                                  $17,654      $42,188     $35,483      $18,698    $114,023

1992 Operating profit (loss):(a)
  Consumer products               $15,261      $30,842     $32,784    $  (7,839)   $ 71,048
  Food and consumer packaging      31,833       33,737      16,897        6,701      89,168
  Communications papers           (15,435)      (6,352)     (6,348)     (26,893)    (55,028)
  Restructuring charge             (6,131)                             (111,720)   (117,851)
  General corporate expenses      (11,044)     (10,666)    (11,255)     (16,772)    (49,737)

                                  $14,484      $47,561     $32,078    $(156,523)   $(62,400)

(a)  1992 information has been reclassified to conform with a reconfiguration of the Company's segments as of the beginning of 1993.  Certain amounts reported in the Food and Consumer Packaging segment during 1992 now appear in the Consumer Products segment.

CONSOLIDATED BALANCE SHEETS
James River Corporation of Virginia and Subsidiaries
(in thousands)

                                       December 26,   December 27,
                                               1993           1992

Current assets:
  Cash and short-term securities         $   23,620     $  375,492
  Accounts receivable                       422,894        414,773
  Inventories                               666,464        686,704
  Prepaid expenses and other
    current assets                           22,939         39,818
  Deferred income taxes                      83,538        101,529
  Net assets held for sale (a)               62,868         78,850

    Total current assets                  1,282,323      1,697,166

Net property, plant, and equipment        3,571,492      3,502,809
Investments in affiliates                   519,448        587,756
Other assets                                324,724        390,576
Goodwill                                    153,315        158,029

                                         $5,851,302     $6,336,336


Current liabilities:
  Accounts payable and accrued
    liabilities                          $  616,192     $  604,767
  Income taxes payable                        4,463          3,650
  Long-term debt, current portion            97,287        212,734
  Accrued restructuring liability            63,134        107,066

    Total current liabilities               781,076        928,217

Long-term debt                            1,942,836      2,153,868
Accrued postretirement benefits
  other than pensions                       541,823        514,016
Other long-term liabilities                 186,965        191,371
Deferred income taxes                       430,421        435,202
Redeemable and non-redeemable
  preferred stock                           454,108        454,348
Common stock, shares outstanding
  1993--81,628 and 1992--81,578               8,163          8,158
Additional paid-in capital                1,219,043      1,217,859
Retained earnings                           286,867        433,297

                                         $5,851,302     $6,336,336


(a) Net assets held for sale include the net book value of assets to be disposed pursuant to the Company's 1992 restructuring program.

CONSOLIDATED STATEMENTS OF CASH FLOWS
James River Corporation of Virginia and Subsidiaries
For the years (52 weeks) ended
December 26, 1993 and December 27, 1992
(in thousands)

                                               1993           1992

Operating activities:
  Net income (loss)                       $    (346)     $(427,340)
  Extraordinary loss on early
    extinguishment of debt, net of
    income tax benefit                                      31,423
  Cumulative effect of change in
    accounting for income taxes                            (35,923)
  Cumulative effect of change in
    accounting for postretirement
    benefits other than pensions, net
    of income tax benefit                                  309,765
  Depreciation expense                      358,431        356,448
  Deferred income tax
    provision (benefit)                      11,856        (75,726)
  Restructuring charge                                     111,720
  Undistributed earnings of
    unconsolidated affiliates                (6,582)        (9,872)
  Change in current assets and
    liabilities and other, net               77,217         52,469

    Cash provided by operating
      activities                            440,576        312,964

Investing activities:
  Expenditures for property, plant,
    and equipment                          (331,065)      (469,681)
  Cash received from sale of
    assets                                  130,650         21,844
  Cash paid for acquisitions, net          (192,736)       (31,734)
  Proceeds received from redemption
    of SCI preferred stock                   47,050
  Other, net                                 12,116          4,723

    Cash used for investing
      activities                           (333,985)      (474,848)

Financing activities:
  Additions to long-term debt               456,220        948,830
  Payments of long-term debt               (808,848)      (493,101)
  Premiums paid on early
    extinguishment of debt                  (24,200)       (26,450)
  Issuance of preferred stock                               96,566
  Dividends paid and other, net             (81,635)       (73,553)

    Cash provided by (used for)
      financing activities                 (458,463)       452,292

Increase (decrease) in cash and
  short-term securities                   $(351,872)     $ 290,408